UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Reads Way New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 30, 2009, the commencement of the Accumulation Periods or Liquidation Periods for certain tranches of DiscoverSeries Notes was delayed, pursuant to the terms of the Indenture Supplement, dated as of July 26, 2007, as amended, by and between Discover Card Execution Note Trust as Issuer and U.S. Bank National Association as Indenture Trustee, and the applicable terms documents thereto.

Class B(2008-1) and Class C(2008-1) DiscoverSeries Notes. The commencement of the Accumulation Periods for the Class B(2008-1) and Class C(2008-1) DiscoverSeries Notes was delayed until the first day of the Due Period related to the February 2010 Distribution Date.

Class A(2008-2) DiscoverSeries Notes. The commencement of the Accumulation Period for the Class A(2008-2) DiscoverSeries Notes was delayed until the first day of the Due Period related to the March 2010 Distribution Date.

Class A(2008-A) and Class B(2008-A) DiscoverSeries Notes. The commencement of the Liquidation Periods for the Class A(2008-A) and Class B(2008-A) DiscoverSeries Notes was delayed until the first day of the Due Period related to the May 2010 Distribution Date.

Class B(2008-2) and Class C(2008-2) DiscoverSeries Notes. The commencement of the Accumulation Periods for the Class B(2008-2) and Class C(2008-2) DiscoverSeries Notes was delayed until the first day of the Due Period related to the May 2010 Distribution Date.

Class C(2007-1), Class B(2007-2), Class C(2007-2), Class B(2008-3), Class C(2008-3) and Class A(2008-3) DiscoverSeries Notes. The commencement of the Accumulation Periods for the Class C(2007-1), Class B(2007-2), Class C(2007-2), Class B(2008-3), Class C(2008-3) and Class A(2008-3) DiscoverSeries Notes was delayed until the first day of the Due Period related to the June 2010 Distribution Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Execution Note Trust)

Date: October 30, 2009	By:	/S/ MICHAEL F. RICKERT
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer